Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of pSivida Corp. and the effectiveness of pSivida Corp.’s internal control over financial reporting dated September 13, 2016, appearing in the Annual Report on Form 10-K of pSivida Corp. for the year ended June 30, 2016.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 22, 2017